4740 GREEN RIVER ROAD, CORONA, CALIFORNIA

OFFICE LEASE

This Office Lease (the "**Lease**"), dated as of the date set forth in **Section 1** of the Summary of Basic Lease Information (the "**Summary**"), below, is made by and between **HGN CORONA PARTNERS, LLC**, a Delaware limited liability company ("**Landlord**"), and **ADOMANI, INC., A DELAWARE CORPORATION** ("**Tenant**").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION	
1.	Date:	July 11, 2017	
2.	Premises		
	2.1 Building:	4740 Green River Road, Corona, California	
	2.2 Premises:	Approximately 4,800 rentable square feet of space located on the first (1st) floor of the Building and commonly known as Suites 103, 104, 105, and 106, as further set forth in **Exhibit A** to the Office Lease (the "**Premises**").	
3.	Lease Term		
	3.1 Length of Term:	Sixty-five (65) months.	
	3.2 Lease Commencement Date:	October 1, 2017	
	3.3 Lease Expiration Date:	February 28, 2023	
4.	Base Rent	October 1, 2017 – October 31, 2017	$ 7,600.00 per month
		November 1, 2017 – March 31, 2018	$ 0.00 per month
		April 1, 2018 – September 30, 2018	$ 7,600.00 per month
		October 1, 2018 – March 31, 2019	$ 7,840.00 per month
		April 1, 2019 – September 30, 2019	$ 9,408.00 per month
		October 1, 2019 – September 30, 2020	$ 9,696.00 per month
		October 1, 2020 – September 30, 2021	$ 9,984.00 per month
		October 1, 2021 – September 30, 2022	$10,272.00 per month
		October 1, 2022 – February 28, 2023	$10,560.00 per month

Base Rent $7,600.00 for the period (10/1/17 – 10/31/17)
Security Deposit $11,616.00

Total due upon execution of this Lease **$19,216.00**

6.	Tenant Improvements	Landlord at Landlord's sole cost and expense shall perform the Tenant Improvements as noted and depicted in Exhibit "A". (See also section 22.23)
7.	Base Year	Calendar year 2017.
8.	Tenant's Share	Conclusively Agreed to Be 7% (which shall not be subject to change, prior to or following the Commencement Date and shall be fixed for the term of the lease.)
9.	Permitted Use	General office use consistent with a first-class office building.
10.	Security Deposit	$11,616.00.
11.	Parking	18 unreserved spaces
12.	Address of Tenant	4740 Green River Road, Suites 103-106 Corona, CA. 92880 Attention: James L. Reynolds
13.	Address of Landlord	See **Section 22.15** of the Lease.
14.	Guarantor:	N/A
15.	Early Occupancy	Upon receipt of executed leases, move in fees, and general liability insurance, Tenant shall have the right to 14 days of early occupancy for the purpose of installing furniture and data equipment.
16.	Broker(s)	CBRE *(Representing Landlord)* DAUM *(Representing Tenant)*

Tenant is hereby advised that the Premises are separately metered for electricity. Landlord will not be providing electrical service to or for the Premises and, accordingly, Tenant is solely responsible for contacting the appropriate utility company to arrange for service and for paying the cost of electrical service for the Premises. To establish service, contact Southern California Edison directly at (800) 990-7788.

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 **Premises, Building, Project and Common Areas**. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in **Section 2.2** of the Summary (the "**Premises**"). The outline of the Premises is generally depicted set forth in **Exhibit A** attached hereto. The Premises are a part of the building set forth in the Summary (the "**Building**"). The Building is part of an office project currently known as "Corona Gateway, 4740 Green River Road, Corona, CA, 92880." The term "**Project**," as used in this Lease, shall mean (i) the Building and the Common Areas (as defined below), (ii) the land (which is improved with landscaping, above ground and subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the foregoing. Landlord and Tenant hereby stipulate and agree that the rentable square footage of the Premises is as set forth in the Summary, and such rentable square footage shall not be subject to remeasurement or modification. Tenant hereby acknowledges and agrees that Tenant shall accept the entire Premises in their existing, "as is" condition and, accordingly, that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. In addition, Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in **Article 4** of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "**Common Areas**").

ARTICLE 2
LEASE TERM

2.1 **In General**. The Lease Commencement Date, Lease Expiration Date and Original Term of this Lease are as specified in **Section 3** of the Summary.

ARTICLE 3
BASE RENT

3.1 **In General**. All monetary obligations of Tenant to Landlord under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("**Rent**"). Tenant shall pay, without prior notice or demand, to Landlord, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("**Base Rent**") as set forth in **Section 4** of the Summary, payable in equal monthly installments as set forth in **Section 4** of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever.

ARTICLE 4
ADDITIONAL RENT

4.1 **General Terms**. In addition to paying the Base Rent, Tenant shall pay "**Tenant's Share**" (as set forth in the Summary above) of the annual "**Operating Expenses,**" (as defined below) which are in excess of the amount of Direct Expenses applicable to the "**Base Year**" (as set forth in the Summary above); provided, however, that in no event shall any decrease in Operating Expenses for any "**Expense Year**" (as that term is defined below) below Operating Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "**Additional Rent.**" Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this **Article 4** shall survive the expiration of the Lease Term.

4.2 **Definitions of Key Terms Relating to Additional Rent**. As used in this **Article 4**, the following terms shall have the meanings hereinafter set forth:

4.2.1 "**Expense Year**" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Operating Expenses shall be equitably adjusted for any Expense Year involved in any such change. If during any calendar year the Building is not at least ninety-five percent (95%) occupied, Operating Expenses for such year shall be calculated based on a ninety-five percent (95%) occupancy rate for the Building.

4.2.2 "**Operating Expenses**" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof including, without limitation, all Tax Expenses (as defined below). Any item of Direct Expense that, in Landlord's sole judgment, is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord.

4.2.3 "**Tax Expenses**" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year

(without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Tax Expenses shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Landlord to Tenant pursuant to this Lease.

4.3 **Calculation and Payment of Additional Rent**. Tenant's Share of Operating Expense shall be payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Landlord's estimate of the Operating Expenses, subject to an annual true up. If Tenant payments during an Expense Year exceed Tenant's Share, Tenant shall credit the amount of such over-payment against Tenant's future payments. If Tenant's payments during such Year were less than Tenant's Share, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of a request for payment. The provisions of this shall Section survive the expiration or earlier termination of the Lease Term.

4.3.1 **Statement of Estimated Operating Expenses**. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "**Estimate Statement**") which shall set forth Landlord's reasonable estimate (the "**Estimate**") of what the total amount of Operating Expenses for the then-current Expense Year shall be and the estimated excess (the "**Estimated Excess**") as calculated by comparing the Operating Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Operating Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this **Article 4**, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year. Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Said estimated excess shall not exceed 7% annually.

4.4 **Taxes and Other Charges for Which Tenant Is Directly Responsible**. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipement, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipement, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be. Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5
USE OF PREMISES

5.1 **Permitted Use**. Tenant shall use the Premises solely for the Permitted Use set forth in **Section 9** of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in **Exhibit B**, attached hereto, or in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way: (i) obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises and/or (ii) conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

ARTICLE 6
SERVICES AND UTILITIES

6.1 **Tenant Services**. Tenant acknowledges and agrees that Landlord will not be providing electrical service to or for the Premises and, accordingly, Tenant is solely responsible for obtaining and paying the cost of electricity for the Premises. Without limiting the foregoing, Tenant shall pay all electrical costs related to the operation of heating and air conditioning ("**HVAC**") in the Premises. Tenant shall have full control over the hours of use of the HVAC for the term of the lease and any extensions. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or

for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this **Article 5**.

ARTICLE 7
REPAIRS

Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein, and/or serving the Premises, even if not actually located in the Premises (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, insta-hot dispensers, and HVAC units, wherever located), and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8
ADDITIONS AND ALTERATIONS

8.1 **Landlord's Consent to Alterations**. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "**Alterations**") without first procuring the prior written consent of Landlord to such Alterations, which consent shall may be withheld, conditioned, or delayed in Landlord's sole and absolute discretion. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.

ARTICLE 9
INSURANCE

9.1 **Indemnification and Waiver**. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its members, partners, subpartners and its and their respective officers, agents, servants, employees, and independent contractors (collectively, "**Landlord Parties**") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

9.2 **Tenant's Insurance**. Tenant shall maintain the following coverages in the following amounts.

9.2.1 Tenant shall obtain and keep in force a Commercial General Liability policy of insurance protecting Tenant and Landlord as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Tenant shall add Landlord and designated management company as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Tenant shall provide an endorsement on its liability policy (ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Landlord (if any); who insurance shall be considers excess insurance only.

9.2.2 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

9.2.3 Tenant shall obtain and maintain insurance coverage on all of Tenant's personal property, trade fixtures, and other furniture in the Premises. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $2,000

per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of such personal property, trade fixtures, and other furniture in the Premises. Tenant shall provide Landlord with written evidence that such insurance is in force.

9.2.4 Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

9.2.5 No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant's property, business operations or obligations under this Lease.

9.3 **Form of Policies**. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under **Section 9.1** of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary and noncontributory insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

9.4 **Subrogation**. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

ARTICLE 10
DAMAGE AND DESTRUCTION

10.1 **Damage to Premises**. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty. unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord 's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within 60 days after receipt by Landlord of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. The provisions of this Lease, including this **Article 10**, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 11
CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

ARTICLE 12
ASSIGNMENT AND SUBLETTING

12.1 **Transfers**. Tenant shall not, without the prior written consent of Landlord (which Landlord may withhold, condition, or delay, in its sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under

this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fee of $500, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord. For purposes of this Lease, the term **"Transfer"** shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty five percent (25%) or more of the partners or members, or transfer of twenty five percent (25%) or more of partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (*i.e.*, whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of twenty five percent (25%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of twenty five percent (25%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

12.2 **Effect of Transfer**. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.

ARTICLE 13
HOLDING OVER

Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to 150% of the Rent applicable during the last rental period of the Lease Term. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant

ARTICLE 14
ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, in the form reasonably requested by Landlord, (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 15
SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 16
DEFAULTS; REMEDIES

16.1 **Events of Default**. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

16.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) calendar days after notice; or

16.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this **Section 16.1.2**, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; or

16.1.3 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

16.1.4 The failure by Tenant to observe or perform according to the provisions of **Articles 5**, **12**, **14** or **15** of this Lease where such failure continues for more than five (5) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

16.2 **Remedies Upon Default**. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

16.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term **"rent"** as used in this **Section 16.2** shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in **Sections 16.2.1(i) and (ii)**, above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in **Article 19** of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in **Section 16.2.1(iii)** above, the **"worth at the time of award"** shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

16.2.2 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under **Sections 16.2.1 and 16.2.2**, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

16.3 **Efforts to Relet**. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 17
SECURITY DEPOSIT

17.1 **In General**. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the **"Security Deposit"**) in the amount set forth in **Section 10** of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 18
SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right to move Tenant to other space in the Project comparable to the Premises, and all terms hereof shall apply to the new space with equal force; provided that Tenant's then existing monetary obligations under this Lease shall not be increased as a result of such relocation of the Premises. In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord's sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant's effects to the new space at Landlord's sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. In addition, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with such relocation (including, but not limited to, the costs of reasonable supplies of replacement stationery and telephone installations), within thirty (30) days of Landlord's receipt of an invoice therefor. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

ARTICLE 19
LATE CHARGES; INTEREST

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) calendar days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of

Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) 10% per annum, compounded annually, and (ii) the highest rate permitted by applicable law.

ARTICLE 20
ENTRY BY LANDLORD

Landlord shall give Tenant a 24 hour notice (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this **Article 20**, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 21
TENANT PARKING

So long as Tenant is not in default, and subject to the Rules and Regulations attached hereto, and as established by Landlord from time to time, Tenant shall be entitled to use the number of unreserved parking spaces specified in the Summary. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the Project's parking facilities). Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.

ARTICLE 22
MISCELLANEOUS PROVISIONS

22.1 **Terms; Captions; Joint and Several**. The words "**Landlord**" and "**Tenant**" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

22.2 **Binding Effect**. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of **Article 12** of this Lease.

22.3 **Waivers**. No waiver by Landlord of the default or breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Landlord shall not be a waiver of any default or breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment

22.4 **Modification of Lease**. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

22.5 **Transfer of Landlord's Interest**. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

22.6 **Prohibition Against Recording**. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

22.7 **Relationship of Parties**. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

22.8 **Application of Payments**. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

22.9 **Time of Essence**. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

22.10 **Partial Invalidity**. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

22.11 **No Warranty**. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

22.12 **Landlord Exculpation**. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or limited liability company), or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

22.13 **Entire Agreement**. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

22.14 **Right to Lease**. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

22.15 **Notices**. All notices, demands, statements, designations, approvals or other communications (collectively, "**Notices**") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("**Mail**"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in **Section 12** of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HGN CORONA PARTNERS, LLC
c/o Newcastle Partners
One Maritime Plaza, Suite 1665
San Francisco, CA 94111
Attention: Mr. Dennis Higgs

AND

HGN CORONA PARTNERS, LLC
c/o Newcastle Partners
4740 Green River Road, Suite 118
Corona, CA 92880
Attention: Mr. Jackson Smith

22.16 **Authority**. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

22.17 **Attorneys' Fees**. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

22.18 **Governing Law; Waiver of Jury Trial/Judicial Reference**. This Lease shall be construed and enforced in accordance with the laws of the State of California.

22.18.1 **LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF ITS RIGHT TO TRIAL BY JURY, AND TO THE FULLEST EXTENT PERMITTED BY LAW EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.**

22.18.2 It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease and/or the Premises, Tenant's use or occupancy of the Premises and/or any claim of injury or damage, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the "**Referee Sections**"). Any fee to initiate the judicial reference proceedings shall be paid by the party initiating such procedure; provided however, that the costs and fees, including any initiation fee, of such proceeding shall ultimately be borne in accordance with **Section 22.17** above. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this **Section 22.18.2**, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under California Code of Civil Procedure Sections 639 and 640, as same may be amended or any successor statute(s) thereto. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in Section 641 of the California Code of Civil Procedure, as same may be amended or any successor statute(s) thereto. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys' fees and costs in accordance with California law. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The referee shall permit discovery in accordance with California law, shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence and discovery), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. In accordance with Section 644 of the California Code of Civil procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this **Section 22.18.2**. To the extent that no pending lawsuit has been filed to obtain the appointment of a referee, any party, after the issuance of the decision of the referee, may apply to the court of the county in which the Premises are located for confirmation by the court of the decision of the referee in the same manner as a petition for confirmation of an arbitration award pursuant to Code of Civil Procedure Section 1285 et seq. (as same may be amended or any successor statute(s) thereto).

22.19 **Brokers**. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in the Summary, if any (the "**Brokers**"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this shall survive the expiration or earlier termination of the Lease Term.

22.20 **Independent Covenants**. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

22.21 **Counterparts**. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

22.22 **Confidentiality**. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.

22.23 **Building Renovations**. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein.

22.24 **No Violation**. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

23. **Tenant Signage**. Landlord at Landlord's sole cost and expense shall be responsible for installation of Tenant's directory and suite signage per the buildings sign criteria.

Tenant at Tenant's sole cost and expense shall have the right to install one (1) non-exclusive building top sign on a panel of the uppermost façade on the building. The exact location, size, and design shall be mutually agreed upon between Landlord and Tenant. The installation shall conform to all necessary governmental policies, standards, and guidelines. Permits and inspections shall be at the sole cost of Tenant. Tenant further understands and agrees that upon vacation of the premises Tenant shall have the sign removed and the building restored to its original condition, at its sole cost and expense.

24. **Janitorial**. Building standard cleaning services shall be provided to the tenant's premises as part of the tenant's base year operating expenses.

25. **Restoration upon Vacating**. Premises shall be left broom clean and exhibiting normal wear and tear reflective of the tenant's occupancy term.

26. **Option To Extend**. Tenant shall be granted one (1) three (3) year Option To Extend the term of the lease, provided Tenant gives Landlord with a minimum of nine (9) months prior written notice. The lease rate at the commencement of the extension period shall be at the then prevailing fair market value.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

HGN CORONA PARTNERS, LLC,

a Delaware limited liability company

By: Newcastle/Corona Office, LLC,
a California limited liability company, its Manager

By: [signature]
Jackson B. Smith, its Authorized Agent

TENANT:

ADOMANI, INC.,
A DELAWARE CORPORATION

By: [signature]
James L. Reynolds, Chief Executive Officer

By: [signature]
Michael K. Menerey, Chief Financial Officer


106
105
103/104
1,600 SF
± 800 SF
± 2,400 SF

Landlord at Landlord's sole cost and expense shall perform the following Tenant Improvements:

- Remove three walls and a built in reception desk, identified by red circles.
- Add two new walls shown indicated by green circles.
- Add two kitchenettes with sinks.
- New building standard carpet.
- New counter top for built in reception desk.
- All T-bar to match.
- New lighting throughout (matching)
- Remove glass window and then close opening between the reception area and conference room in suite 103/104

EXHIBIT B

OUTLINE OF PREMISES


113
114
111
112
110
109
108
115/116
117
107
118
106
105
103/104
102
101

EXHIBIT C

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the downtown Orange County and Inland Empire, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

7. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

8. Tenant shall not overload the floor of the Premises. Tenant shall be allowed to hang pictures, TV's and other reasonable wall hangings so long as they are normal and common to a business located within a Class A or B office building. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

9. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

10. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

11. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to

Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

13. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

14. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

15. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

16. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

17. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

18. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

19. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Corona, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

22. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

23. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

24. Tenant must comply with the State of California **"No-Smoking"** law set forth in California Labor Code Section 6404.5, and any local "No-Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

25. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

26. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

27. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

28. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

29. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

30. Janitorial Specifications (if applicable to the suite):

I. GENERAL

A. Schedule
All nightly cleaning services shall be performed *5 times per week, Sunday -Thursday.* Nightly cleaning operations will begin after *6 P.M.* The work will be modified accordingly when your employees are occupying work areas upon our arrival.

B. Storage
The customer shall provide us with secured space on the premises for storage of cleaning materials, equipment and machinery.

C. Rules
Avalon cleaning technicians will exhibit professional conduct at all times and comply with your building rules and regulations.

D. Security
While cleaning the office areas, our personnel will not admit anyone into the facility, except authorized personnel or those having keys to the suite. On completion of nightly chores, all designated lights will be turned off, doors locked and offices left in a neat and orderly condition.

II. GENERAL CLEANING

1. Carpeted Floors - All carpeted floors will be thoroughly vacuumed.
2 times per week (Tuesday and Friday)
2. Uncarpeted floors - All hard surfaced floors will be dust mopped using a treated dust mop, and then wet mopped.
3x per week – (Monday, Thursday and Sunday)
3. Dusting - office desks will be dusted and cleaned being careful not to disturb any papers left on desks or counters.
4. Drinking fountains will be cleaned and polished.
5. Waste containers - Wastebaskets will be emptied each time and plastic liners replaced as needed. Rolling trash containers will be utilized to avoid leaking on carpeted areas. The bagged trash will be taken to the specified area. All items not in a trash container must be marked "trash" before they will be removed.
6. Glass Doors - All glass entrance doors will be clean daily.
7. Break Areas - *Microwave and refrigerator exteriors* will be wipe cleaned (exterior only).
8. Janitors Closets - All janitors' closets, mop sinks, storage rooms and work areas provided will be kept in a neat, clean and orderly condition at all times.
9. Carpets will be spot cleaned. Spots are in 6 inch in a diameter or less; otherwise spots removed will be an extra charge

III. RESTROOMS

1. Floors and Tile - Floor will be swept clean and wet mopped .The floors will be mopped dry and all watermarks and stains wiped.
2. Metal Fixtures - All bright work, mirrors, shelves, towel dispensers, receptacles and any other metal accessory will be wipe and polished. Only non-abrasive, cleaners will be used to avoid damage to fixtures.
3. Ceramic Fixtures - All basins, bowls, urinals will be scoured, washed and disinfected using a germicidal detergent solution, including tile walls near urinals. Special care will be taken to inspect and clean areas of difficult access, such as the underside of toilet bowl rings and urinals to prevent the build-up of calcium deposits. Both sides of all toilet seats will be washed with a germicidal solution and wiped dry.